UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

Change Healthcare Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2020, Change Healthcare Holdings, LLC (the “Issuer”), a wholly-owned subsidiary of Change Healthcare Inc. (the “Company”), and Change Healthcare Finance, Inc., a wholly-owned subsidiary of the Issuer (together with the Issuer, the “Issuers”), issued an additional $325.0 million aggregate principal amount of 5.75% Senior Notes due 2025 (the “Notes”). In connection with the closing of the offering of the Notes, the Issuers and the subsidiaries of the Issuer that guarantee the Notes entered into a Second Supplemental Indenture, dated as of April 21, 2020 (the “Supplemental Indenture”), with Wilmington Trust, National Association, as trustee, to the Indenture, dated as of February 15, 2017 (the “Original Indenture”), as amended and supplemented by the Completion Date Supplemental Indenture, dated as of March 1, 2017 (the “Completion Date Supplemental Indenture,” and collectively with the Original Indenture and the Supplemental Indenture, the “Indenture”).

The Notes will be treated as a single series of notes with the $1,000.0 million outstanding 5.75% Senior Notes due 2025, which the Company issued on February 15, 2017 (the “Existing Notes”), and have the same terms as those of the Existing Notes. The Notes will be issued under the same CUSIP number as the Existing Notes, and the Issuers expect that the Notes and the Existing Notes will be fungible for U.S. federal income tax purposes, except that any Notes issued pursuant to Regulation S will trade separately under a different CUSIP number until 40 days after the issue date of the Notes. As promptly as practicable after the 40-day period following the issue date of the Notes, the Issuers intend to cause the Notes offered and sold in compliance with Regulation S to be consolidated with and share the same CUSIP number as the Existing Notes issued in accordance with Regulation S. Following such consolidation, the Issuers expect the Notes will be fully fungible with the Existing Notes for trading purposes.

The foregoing description of the Notes and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01. The Supplemental Indenture should be read together with the Original Indenture and the Completion Date Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on March 15, 2019 and are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth, or incorporated by reference, in Item 1.01 above with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the information required to be disclosed under this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of April 21, 2020, among Change Healthcare Holdings, LLC, Change Healthcare Finance, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

Date: April 24, 2020	By:	/s/ Fredrik Eliasson
	Name:	Fredrik Eliasson
	Title:	Executive Vice President and Chief Financial Officer